As filed with the Securities and Exchange Commission on August 2, 1999

                                                  File No.: 333-82107

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM N-14
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

        [ ] Pre-Effective Amendment No. [ ] Post-Effective Amendment No.
                        (Check appropriate box or boxes)

VONTOBEL FUNDS, INC.                                   (800) 527-9500
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Exact Name of Registrant as Specified in Charter     Area Code and Telephone
No.
            1500 FOREST AVENUE, SUITE 223, RICHMOND, VIRGINIA 23229
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Address of Principal Executive Offices:  (Number, Street, City, State, Zip
Code)

Approximate Date of

  Proposed Public Offering: As soon as practicable after this Registration Statement becomes effective under the Securities Act of 1933 and the reorganization is approved by shareholders.

Name and Address

  of Agent for service:       John Pasco, III
                              Commonwealth Shareholder Services, Inc.
                              1500 Forest Avenue, Suie 223
                              Richmond, Virginia 23229
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Copies to:                    Steven M. Felsenstein, Esquire
                              Stradley, Ronon, Stevens & Young, LLP
                              2600 One Commerce Square
                              Philadelphia, PA 19103
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title of Securities Being Registered:   Shares of Common Stock of the Vontobel
                                        Eastern European Debt Fund series
                                        of the Registrant

No filing fee is due because of reliance on Section 24(f) of the Investment Company Act of 1940. Pursuant to Rule 429(a), this Registration Statement relates to shares previouly registered on Form N-1A (Securities Act of 1933 File No. 2-78931; Investment Company Act of 1940 File No. 811-3551)

It is proposed that this filing will become effective upon acceleration by the Commission at the earliest possible time.

                         VONTOBEL INTERNATIONAL BOND FUND
                        A SERIES OF VONTOBEL FUNDS, INC.

Dear Shareholder:

Enclosed is a Notice of a Special Meeting of Shareholders of the Vontobel International Bond Fund. The Special Meeting has been called for August 24, 1999 at 10:00 a.m., at the offices of the Fund, located at 1500 Forest Avenue, Richmond Virginia, Suite 223. The accompanying Combined Proxy Statement/Prospectus describes a proposal to reorganize your Fund. To avoid having your fund incur the expense and delay of further solicitations, we ask you to give your prompt attention to this proposal, and vote by sending in the enclosed proxy card.

 PLEASE TAKE A MOMENT TO FILL OUT, SIGN AND RETURN THE ENCLOSED PROXY CARD NOW.

This meeting is very important to your Fund. You are being asked to consider and approve a Plan of Reorganization which would result in the exchange of your shares in the Vontobel International Bond Fund (the "Bond Fund") for those of a separate fund presently called the Vontobel Eastern European Debt Fund (the "Debt Fund"). Each of these Funds is managed by Vontobel USA Inc. (the "Advisor"). If the proposal is approved, on the date of the exchange you will receive shares in the Debt Fund equal in value to your shares of the Bond Fund at that time. Prior to the date of the reorganization the Debt Fund will be revising certain of its investment strategies to permit the Debt Fund to invest in debt instruments issued by countries throughout Europe.

The transaction is being recommended by the Board of Directors of the Funds for three reasons: 1) cost-effectiveness; 2) the impact of advent of Euro;
and,
3) both funds seek the same investment objective, which is to seek to maximize total return from capital growth and income.

Please take the time to review this document and vote now. To ensure that your vote is counted, indicate your position on the enclosed proxy card. Sign and return your card promptly. If you determine at a later date that you wish to attend this meeting, you may revoke your proxy and vote in person.

Thank you for your attention to this matter.

Sincerely,



/s/ John Pasco, III
Chairman

                              VONTOBEL FUNDS, INC.
                          1500 Forest Avenue, Suite 223
                            Richmond, Virginia 23229

                 NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF
                        VONTOBEL INTERNATIONAL BOND FUND

                          To Be Held On August 24, 1999

To the Shareholders:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of the Vontobel International Bond Fund (the "Bond Fund") series of Vontobel Funds, Inc. (the "Company"), will be held at the offices of the Company at 1500 Forest

Avenue,
Richmond, Virginia, Suite 223 on August 24, 1999, at 10:00 a.m. for the following reasons:

      To approve or disapprove a Plan of Reorganization providing for the transfer of substantially all of the assets of the Bond Fund to the

      Vontobel Eastern European Debt Fund series (the "Debt Fund") of the
      Company, in exchange for shares of the Debt Fund, followed by the distribution of such shares to the shareholders of the Bond Fund, and the liquidation of the Bond Fund.

      To transact any other business as may properly come before the Special
      Meeting or any adjournment thereof.

The transaction contemplated by the Plan of Reorganization is described in the attached Combined Proxy Statement/Prospectus. A copy of the Plan of Reorganization is attached as Exhibit A thereto and information about the Debt Fund is also attached.

Shareholders of record as of the close of business on August 3, 1999, are entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof.

By Order of the Board of Directors,

John Pasco III
Chairman

August 4, 1999

The Board of Directors urges you to complete, date, sign and return the enclosed proxy card(s) in the enclosed postage-paid return envelope. It is important that you return your signed proxy promptly so that a quorum may be ensured. If you attend the meeting, you may vote your shares in person.

                              VONTOBEL FUNDS, INC.
                     VONTOBEL INTERNATIONAL BOND FUND SERIES

               SPECIAL MEETING OF SHAREHOLDERS - AUGUST 24, 1999

The undersigned hereby revokes all previous proxies for shares and appoints John Pasco, III and Darryl Peay, and each of them proxies of the undersigned, with full power of substitution, to vote all shares of the Vontobel International Bond Fund which the undersigned is entitled to vote at the Fund's Special Meeting of Shareholders to be held at the offices of the Fund, 1500 Forest Avenue, Richmond, Virginia, at 10:00 a.m. Eastern Time on the 24th day of
August, 1999, including any adjournments thereof, upon such business as may legally be brought before the Meeting.

PLEASE  SIGN AND  PROMPTLY  RETURN IN THE  ACCOMPANYING  ENVELOPE.  NO
POSTAGE
REQUIRED IF MAILED IN THE U.S.

THIS  PROXY IS  SOLICITED  ON  BEHALF  OF THE  BOARD OF  DIRECTORS.  IT WILL
BE

VOTED AS  SPECIFIED.  IF NO  SPECIFICATION  IS MADE,  THIS PROXY SHALL BE
VOTED

IN FAVOR OF PROPOSAL NO. 1 AND WITHIN THE  DISCRETION  OF THE  PROXYHOLDERS
AS
TO ANY OTHER ITEMS WHICH MAY PROPERLY COME BEFORE THE MEETING.

No. 1. To approve a Plan of Reorganization providing for the transfer of substantially all of the assets of the Vontobel International Bond Fund (the "International Bond Fund") to the Vontobel Eastern European Debt Fund (the "Debt Fund") series of the Company, in exchange for shares of the Debt Fund, to be followed by the distribution of such shares to the shareholders of the Bond Fund, and the liquidation of the Bond Fund.

      FOR  [       ]      AGAINST   [       ]       ABSTAIN   [       ]

In their discretion, the Proxyholders are authorized to vote upon such other matters as may legally come before the Meeting or any adjournment thereof.

-----------------------------  ------------------------- ---------------------
Signature                      Signature (Joint Owner)   Date

                       COMBINED PROXY STATEMENT/PROSPECTUS
                              Dated August 4, 1999

   Proposal for the Acquisition of the assets of the Vontobel International Bond Fund by, and in exchange for shares of, the Vontobel Eastern European Debt Fund (each a series of Vontobel Funds, Inc.)

This Combined Proxy Statement/Prospectus is being furnished to you by the Board of Directors (the "Board") of Vontobel Funds, Inc., a registered open-end investment company (the "Company"). The Board is recommending that shareholders approve a proposed reorganization of the Vontobel International Bond Fund (the "Bond Fund") into the Vontobel Eastern European Debt Fund (the "Debt Fund"). The Funds are separate series of the Company and each is managed by Vontobel USA Inc. (the "Advisor"). Prior to the date of the reorganization the Debt Fund will be revising certain of its investment strategies to permit the Debt Fund to invest in debt instruments issued by countries throughout Europe.

The transaction is recommended by the Board for three reasons: 1) Cost-effectiveness: The Board has concluded that the size of the Bond Fund will make it difficult to achieve desired investment returns for shareholders due in part to the proportionally higher expenses of operating a small fund. The Advisor has been voluntarily waiving its advisory fees and reimbursing Bond Fund expenses in order to limit total annual operating expenses. This voluntary arrangement for the benefit of the Bond Fund has expired. However, the Advisor has entered into an expense limitation agreement with the Company to limit the total operating expenses for the Debt Fund through May 1,2001. Although the Bond fund had a lower expense ratio during its last fiscal year, it is now smaller than it was at that time, and would have a higher expense ratio in the future. Therefore, the Board has concluded that in the future the operating expenses of the Debt Fund will be proportionally lower than the expenses of the Bond Fund if it continued in operation. 2) Impact of advent of Euro on the Debt Fund's diversification: Since its inception in 1994, the Bond Fund has invested a substantial portion of its assets in instruments denominated in the major European currencies, which provided an opportunity for liquidity and effective pricing. These instruments, which presently comprise most of the Bond Fund's portfolio, are now denominated in the Euro, which is the new currency of the European Union. Investments in eastern european debt instruments will therefore offer an opportunity for the Debt Fund to hold investments denominated in currencies other than the Euro. The Board has concluded that the shareholders will benefit from this effect if the Bond Fund is consolidated into the Debt Fund, to be renamed Vontobel Greater European Bond Fund ("Greater European Bond Fund"). Thus, shareholders will maintain their exposure to the major fixed income markets in Europe, which are denominated in the Euro, while benefitting from the convergence effect on the debt instruments of the developing markets of Europe as they bring their fiscal and monetary policies into alignment with those of the European Union; and, (3) Compatibility of investment objective: The Board believes that consolidation of the Bond Fund into the larger Debt Fund will continue to provide the benefits of the international fixed income strategies developed by the Advisor since both funds share the same investment objective: to maximize total return from capital growth and income.

All proxies received by the time of the Special Meeting will be voted at a Special Meeting of Shareholders called to consider a Plan of Reorganization (the "Plan"), which provides for the transfer of substantially all of the Bond Fund's assets to the Debt Fund. Following the transfer, the Bond Fund's shareholders will receive shares of the Debt Fund having a net asset value equal to the net asset value of their shares of the Bond Fund at the time of the transaction, and the Bond Fund will cease to exist.